Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com

781-652-6480

Media Relations:

Manya Chait

publicrelations@vistaprint.com

781-652-6444

VistaPrint Reports First Quarter of Fiscal Year 2008 Financial Results

•	Quarterly revenue rose 59 percent year over year

•	GAAP net income increased 14 percent year over year

•	Acquired approximately 975,000 first-time customers in the quarter

•	64 percent of bookings came from repeat customers

•	34 percent of revenue came from non-US web sites

Hamilton, Bermuda, October 25, 2007 — VistaPrint Limited (Nasdaq:VPRT), the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers, today announced its financial results for the three month period ended September 30, 2007, the first quarter of its 2008 fiscal year.

Revenue for the first quarter of fiscal year 2008 was $79.5 million, an increase of 59 percent when compared to revenue of $50.0 million in the same quarter of fiscal year 2007.

Net income on a GAAP basis for the first quarter of fiscal year 2008 was $6.9 million, which was 8.7 percent of revenue and $0.15 per share on a fully diluted basis. During the same quarter of fiscal year 2007, the Company achieved net income on a GAAP basis of $6.0 million, which was 12.1 percent of revenue and $0.14 per share on a fully diluted basis.

On a non-GAAP basis, excluding share-based compensation expense, adjusted net income for the first quarter of fiscal 2008 was $9.9 million, 12.5 percent of revenue, and $0.21 per fully diluted share. During the same quarter of the prior year, non-GAAP adjusted net income, excluding share-based compensation expense, was $7.3 million, 14.6 percent of revenue, and $0.16 per fully diluted share.

“VistaPrint delivered an outstanding first quarter,” said Robert Keane, president and chief executive officer. “Once again, we secured a record number of new customers at a low cost of acquisition, demonstrating the power of our value proposition and our growth opportunity in this large market.” Continuing, Mr. Keane stated, “We remain focused on the long term and look forward to continuing growth, expansion and profitability.”

Financial Metrics:

•	Revenue for the first quarter of fiscal year 2008 grew to $79.5 million, a 59 percent increase over revenue of $50.0 million reported in the same quarter a year ago.

•	The first quarter of fiscal year 2008 was the Company’s 29th consecutive quarter of organic sequential revenue growth.

•	Gross margin (revenue minus the cost of revenue) in the first quarter was 62.6 percent, compared to 66.0 percent in the same quarter a year ago.

•	Operating income in the first quarter was $6.9 million, or 8.7 percent of revenue, and reflected an 11 percent increase over $6.2 million in the prior fiscal year period.

•	GAAP net income for the first quarter was $6.9 million, or 8.7 percent of revenue, representing a 14 percent increase compared to $6.0 million during the same quarter last year.

•

Non-GAAP net income for the first quarter, which excludes share-based compensation expense, was $9.9 million, or 12.5 percent of revenue, representing a 36 percent increase over $7.3 million in the prior fiscal year period.

•	Non-GAAP fully diluted earnings per share for the first quarter, which excludes share-based compensation expense, was $0.21, versus $0.16 in the same quarter a year ago.

•	The Company had $104.5 million in cash, cash equivalents and marketable securities as of September 30, 2007.

•	Capital expenditures in the first quarter were $16.6 million.

•	During the first quarter, the Company generated $14.0 million in cash from operations.

Operating Metrics:

•	Number of new customers totaled approximately 975,000 in the quarter ending September 30, 2007.

•	Repeat customers generated approximately 64 percent of total quarterly bookings, consistent with the prior fiscal year’s first quarter.

•	Average daily order volume in the first quarter exceeded 26,000, up over 60 percent from an average of approximately 16,000 in the prior fiscal year’s first quarter.

•	Referral fees generated revenue of $6.8 million or 8.6 percent of total revenue in the first quarter of the current fiscal year.

•	Advertising spending in the first quarter was $15.3 million or 19.3 percent of revenue compared to 19.5 percent in the prior fiscal year’s first quarter.

•

VistaPrint web sites that target non-US markets contributed 34 percent of total revenue in the first quarter, up from 30 percent in the prior fiscal year’s first quarter. Non-US revenue increased 77 percent year over year in US dollars. Excluding the impact of changes in foreign currency exchange rates, non-US revenue grew 64 percent year over year.

•	Average Order Value in the first quarter including revenue from shipping was $31.71 compared to $31.30 in the prior fiscal year’s first quarter.

•	Web site sessions in the first quarter were 44.6 million, a 65 percent increase over 27.1 million in the prior fiscal year’s first quarter.

•	Conversion rates were 5.4 percent in the first quarter of fiscal 2008, compared to 5.6 percent in the prior fiscal year’s first quarter.

Growth Investments & Innovation:

•	Invested $16.6 million in capital expenditures in the first quarter of fiscal 2008.

•	Introduced personalized pens and wall calendars.

•	Launched a new web site targeting Poland.

“VistaPrint continued to execute on plan, thanks in part to analytic rigor, ongoing investments, and a scalable business model,” noted chief financial officer Harpreet Grewal. He continued, “Our ongoing investments in employees, products and facilities have the company well-positioned for the coming holiday season.”

Financial Guidance as of October 25, 2007:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the second quarter of fiscal year 2008, ending December 31, 2007, the Company expects revenue to be $92 million to $98 million.

•	For the full fiscal year ending June 30, 2008, the Company expects revenue to be $360 million to $380 million.

Gross Margins

•	For the full fiscal year ending June 30, 2008, the Company expects gross margins to be 63 percent to 67 percent.

GAAP Fully-Diluted Earnings Per Share

•	For the second quarter of fiscal year 2008, ending December 31, 2007, the Company expects GAAP fully-diluted earnings per share to be $0.19 to $0.23.

•	For the full fiscal year ending June 30, 2008, the Company expects GAAP fully-diluted earnings per share to be $0.78 to $0.86.

Non-GAAP Fully-Diluted Earnings Per Share

•	For the second quarter of fiscal year 2008, ending December 31, 2007, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation expense, to be $0.27 to $0.31.

•	For the full fiscal year ending June 30, 2008, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation, to be $1.10 to $1.18.

Capital Expenditures

Given current and anticipated demand, the Company expects capital expenditures in line with previous guidance, as follows:

•	For the second quarter of fiscal year 2008, ending December 31, 2007, the Company expects to make capital expenditures of approximately 17 to 22 percent of fiscal year 2008 second quarter revenue.

•	For the full fiscal year ending June 30, 2008, the Company expects to make capital expenditures of approximately 15 to 20 percent of fiscal year 2008 revenue.

The foregoing guidance supersedes any guidance previously issued by the Company for the second quarter of fiscal 2008 and for the full fiscal year ending June 30, 2008. All such previous guidance should no longer be relied upon.

At approximately 4:15 p.m. (EDT) on October 25, 2007 VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:00 p.m. (EDT) there will be a web cast of a live Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s web site. A replay of the Q&A session will be available on the Company’s web site following the call on October 25, 2007.

About non-GAAP financial measures

To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, VistaPrint uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. VistaPrint believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. VistaPrint believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources.

VistaPrint expects to compute its non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The accompanying table has more details on the GAAP financial measures that are most directly comparable to non-

GAAP financial measures and the related reconciliation between these financial measures. The items excluded from the non-GAAP measurements are share-based compensation expenses.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants. Management has excluded share-based compensation expense from the non-GAAP measurements for fiscal year 2007 and 2008 to facilitate comparison and analysis to historical performance and our competitors’ operating results.

Although management believes that these non-GAAP financial measures are helpful to understanding the Company’s financial performance, to gain a complete picture of all effects on the Company’s financial performance from any and all events, management does (and investors should) rely upon the GAAP statement of operations.

About VistaPrint

VistaPrint Limited (NASDAQ:VPRT) is the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers. VistaPrint offers custom designed, full-color, low-cost printed products in small quantities. Over 11 million small businesses and consumers have already chosen VistaPrint for products ranging from business cards and brochures to invitations and thank you cards. Products are printed at our two state-of-the-art plants in North America and Europe that total over 200,000 square feet of production space. A global company, VistaPrint employs more than 1,000 people and operates 19 localized web sites serving over 120 countries around the world. A broad range of design options are available online at www.vistaprint.com. VistaPrint’s printed products are satisfaction guaranteed.

VistaPrint, the VistaPrint logo and VistaPrint.com are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains information about future expectations, plans and prospects of our management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the heading “Financial Guidance as of October 25, 2007,” our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, and other factors that are discussed in our Annual Report on Form 10-K for the year ended June 30, 2007 and other documents periodically filed with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	September 30, 2007	June 30, 2007
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$66,489	$69,464
Marketable securities	38,013	38,578
Accounts receivable, net of allowances of $206 and $148 at September 30, 2007 and June 30, 2007, respectively	5,151	4,647
Inventory	1,634	1,144
Prepaid expenses and other current assets	5,448	4,962

Total current assets	116,735	118,795
Property, plant and equipment, net	123,531	106,192
Software and web site development costs, net	3,951	3,841
Patents	1,242	1,277
Deposits, image licenses and other non-current assets	5,015	4,748

Total assets	$250,474	$234,853

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$9,788	$9,445
Accrued expenses	24,716	22,403
Deferred revenue	1,592	746
Current portion of long-term debt	3,233	3,202

Total current liabilities	39,329	35,796
Deferred tax liability – non-current	1,251	1,225
Long-term debt	21,280	21,772
Shareholders' equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized at September 30, 2007 and June 30, 2007, respectively; 43,631,855 and 43,472,317 shares issued and outstanding at September 30, 2007 and June 30, 2007, respectively	44	43
Treasury shares (22,288 shares, at cost)	(788)	—
Additional paid-in capital	174,632	170,029
Retained earnings	10,945	4,066
Accumulated other comprehensive income	3,781	1,922

Total shareholders' equity	188,614	176,060

Total liabilities and shareholders' equity	$250,474	$234,853

VistaPrint Limited

Consolidated Statements of Operations

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
	(In thousands, except share and per share data)
Revenue	$79,453	$50,003

Cost of revenue (1)	29,752	16,986
Technology and development expense (1)	9,108	5,518
Marketing and selling expense (1)	26,316	16,507
General and administrative expense (1)	7,370	4,778

Income from operations	6,907	6,214
Interest income	1,174	1,161
Other income (expenses), net	(2)	(157)
Interest expense	435	462

Income from operations before income taxes	7,644	6,756
Income tax provision	765	708

Net income	$6,879	$6,048

Basic net income per share	$0.16	$0.15

Diluted net income per share	$0.15	$0.14

Weighted average common shares outstanding - basic	43,544,204	41,682,158

Weighted average common shares outstanding - diluted	45,799,174	44,647,755

(1) Share-based compensation is allocated as follows:

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
	(in thousands)
Cost of revenue	$135	$68
Technology and development expense	805	378
Marketing and selling expense	816	273
General and administrative expense	1,285	514

	$3,041	$1,233

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
	(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$6,879	$6,048
Add back:
Share-based compensation expense	3,041	1,233

Non-GAAP adjusted net income	$9,920	$7,281

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.15	$0.14
Add back:
Share-based compensation expense	0.06	0.02

Non-GAAP adjusted net income per diluted share	$0.21	$0.16

VistaPrint Limited

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2007	2006
	(Unaudited)
	(in thousands)
Operating activities
Net income	$6,879	$6,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,083	2,653
Share-based compensation expense	3,041	1,233
Deferred taxes	—	45
Changes in operating assets and liabilities:
Accounts receivable	(446)	(531)
Inventory	(468)	223
Prepaid expenses and other assets	(629)	1,004
Accounts payable	(1,927)	(1,441)
Accrued expenses and other current liabilities	2,480	1,130

Net cash provided by operating activities	14,013	10,364

Investing activities
Purchases of property, plant and equipment, net	(16,621)	(14,037)
Purchases of marketable securities	(20,267)	(17,254)
Sales of marketable securities	20,690	14,545
Capitalization of software and website development costs	(1,031)	(787)

Net cash used in investing activities	(17,229)	(17,533)

Financing activities
Proceeds from long-term debt	—	1,630
Repayment of long-term debt	(803)	(458)
Repurchase of shares and subsequent payment of withholding taxes in connection with vesting of restricted share units	(788)	—
Proceeds from issuance of common shares	1,549	1,396

Net cash provided by (used in) financing activities	(42)	2,568
Effect of exchange rate changes on cash	283	(46)

Net decrease in cash and cash equivalents	(2,975)	(4,647)
Cash and cash equivalents at beginning of period	69,464	64,653

Cash and cash equivalents at end of period	$66,489	$60,006